CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" within the Prospectus and Statement of Additional Information of Stone Ridge Trust II (the “Trust”) and to the use of our report dated October 10, 2013 relating to Stone Ridge Reinsurance Risk Premium Interval Fund for the period from July 17, 2013 (Organization of Trust) to October 2, 2013 in this Pre Effective Amendment No. 3 Registration Statement (Form N-2 Nos. 333-190021 and 811-22870) of Stone Ridge Trust II.

/s/ Ernst & Young LLP

New York, New York
October 28, 2013